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                                                                   Exhibit 10.21

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (as hereinafter defined, this "Lease") is made effective as of the lst day of July, 2001 (the "Effective Date"), by and between RAM Global, Ltd., Texas limited partnership (as hereinafter defined, "Landlord"), and Salsa Digital Printers, Ltd., a Delaware corporation (as hereinafter defined, "Tenant").

                              W I T N E S S E T H:

     1. Definitions. When used in this Lease and not otherwise defined, the following capitalized terms shall have the respective meanings as follows:

          "ADA" shall have the meaning set forth in Paragraph 16 of this Lease.

          "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by, or under common control with such person.

          "Base Rent" shall have the meaning set forth in Paragraph 5 of this Lease.

          "Buildings" shall mean the buildings located on the real property described in Exhibit "A" and containing the interior portions of the Premises, it being acknowledged by the parties that Landlord or others claiming through Landlord may use the remaining portions of the Buildings.

          "Environmental Health and Safety Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Medical Waste Tracking Act, the Occupational Safety and Health Act of 1970, as amended, together with all other laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety (specifically including the Occupational Safety and Health Administration), all as the same now exist or hereafter may be amended.

          "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any of the Environmental, Health, and Safety Laws, including but not limited to any admixture or solution thereof, and specifically including but not limited to waste oil, petroleum and all derivatives thereof or synthetic substitutes therefor and friable asbestos


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          "Landlord" shall mean RAM Global, Ltd., a Texas limited partnership, together with its successors and permitted assigns.

          "Lease" shall mean this Lease Agreement and all written amendments hereto that hereafter shall be executed and delivered by Landlord and Tenant.

          "Premises" shall mean the real property to be leased by Tenant from Landlord under this Lease, consisting of certain portions of the real property and improvements located at 4671 Highway 90 West, San Antonio, Texas and more particularly described in Exhibit "A" hereto, including, without limitation, (a) approximately 67,183 square feet of manufacturing, warehouse and office space located within the Buildings and (b) the right to use the exterior portions of the real property described in Exhibit "A" hereto, including a Proportionate Share of the parking spaces. The portions of the Buildings to be occupied by Tenant are described in the drawing of the Buildings attached hereto as Exhibit "B-l" and Exhibit "B-2".

          "Proportionate Share" shall mean, with respect to either Landlord or Tenant, a share based upon the size of that portion of the Buildings allocated to such party, it being agreed that:

               (a) the Proportionate Share of Tenant shall be that fraction of the whole of which (1) the numerator is the number of square feet located in the Buildings and leased by Tenant under this Lease which is 67,183 square feet and
(2) the denominator is the total number of square feet in the Buildings which is _______________sq. feet and

               (b) the share of Landlord shall be the entire balance of the whole.

          "Tenant" shall mean Salsa Digital Printers, Ltd. a Delaware corporation, the lessee of the Premises under this Lease, and if this Lease shall be validly assigned, then "Tenant" shall include the Tenant's assignees to the particular portions of the Premises covered by such assignment.

     2. Leasing of Premises. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by Tenant, has leased and rented, and by these presents does lease and rent, unto said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the Premises. Landlord covenants that Tenant, provided it performs all of its obligations under this Lease, will peaceably and quietly enjoy the Premises during the Lease term without any disturbance from Landlord, anyone claiming by, through or under Landlord, or any other party, except as otherwise specifically provided in this Lease.

     3. Term. The term of this Lease shall begin as of July 1, 2001 and shall continue for sixty (60) consecutive months, terminating on June 30, 2006.


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     4. Parking. Landlord agrees the Tenant shall have equal access to all parking spaces and that all parking spaces shall be unreserved in the portions of the real property described in Exhibit "A".

     5. Rental. For the term of the Lease, Tenant will pay a monthly rental based on an annual rental of THREE-HUNDRED SIXTY-SEVEN THOUSAND TWO HUNDRED NINETY-NINE AND 60/100 Dollars ($367,299.60) (the "Base Rent"), making monthly rental due and payable in the amount of THIRTY-THOUSAND SIX HUNDRED EIGHT AND 30/100 Dollars ($30,608.30). The first payment of such annual rental is to be made on the 1st day of July, 2001. The parties acknowledge that the Base Rent is based on an agreed rental amount of five dollars and forty-seven cents ($5.47) per square foot and a gross square footage of the interior portions of the Premises of 67,183 square feet. If the actual square footage of the Premises is more than or less than as set forth above, the annual rental (and monthly payments) shall be adjusted proportionately.

     The monthly rental for each month of this Lease will be due and payable in advance on the first day of each and every calendar month of this Lease.

     6. Utility Bills.

          (a) For any utilities that are separately metered, Tenant will pay all utility bills of all types, including, but not limited to, water and sewer, natural gas, electricity and sanitary pick up bills for the Premises, or used by Tenant in connection therewith. If Tenant does not pay same, Landlord may pay the same, and such payment will be added to the next due monthly installment of rental of the Premises.

          (b) For any utilities that are not separately metered, Tenant will pay to Landlord Tenant's Proportionate Share of utility costs no later than the date such utility costs are due and payable to the utility provider. If Landlord does not then pay same, Tenant may pay such utility costs, and Tenant's rent will be abated by such amount so paid by Tenant.

     7. Ad Valorem Taxes.

          (a) Tenant shall pay as additional rent its Proportionate Share of any and all ad valorem real estate taxes assessed and levied against the real property described in Exhibit "A" to this Lease and the improvements thereto with respect to the period covered by the term of this Lease. Tenant's proportionate share shall be payable to Landlord no later than the date such taxes may be paid without penalty or interest.


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          (b) Tenant shall pay its fair share of any special assessment imposed upon the Property, it being agreed that Tenant's fair share shall be based on both (1) Tenant's Proportionate Share of the Buildings, and (2) the ratio of the then remaining term of this Lease to the useful life of the improvement to which the special assessment pertains. Tenant's fair share shall be payable to Landlord no later than the date such taxes may be paid without penalty or interest.

          (c) Tenant will pay timely any and all ad valorem taxes assessed against the personal property of Tenant located on the Premises, during the entire term thereof.

          (d) Tenant shall have the right, at Tenant's sole expense, to appeal any and all taxes applicable to the Premises and Landlord agrees that Landlord will cooperate with Tenant reasonably and sign all documents reasonably required in connection with any such appeal. Provided that an appeal or protest of a tax assessment will operate to suspend the collection of assessed taxes and the enforcement of the lien for the assessed tax, Tenant may delay payment of any portion of such taxes which are the subject of an appeal or protest until the resolution of such appeal or protest, in which event Tenant shall be solely responsible for the payment of any penalties, interest, or additional taxes which result from such delay. Notwithstanding the foregoing, Tenant shall not permit the filing of a tax lien against the Premises.

     8. Insurance.

          (a) Landlord will carry "All Risk" Insurance Coverage on the demised Premises in an amount not less than the full insurable value. The term "full insurable value" will mean the actual replacement cost, excluding foundation and excavation costs, as reasonably determined by Landlord. Such policies will name Tenant as a named additional insured. Tenant will reimburse Landlord for Tenant's Proportionate Share of the "All Risk" Insurance Coverage no later than the date the premium on the coverage is due and payable to the insurance carrier. If Landlord fails in its obligations to obtain or maintain said insurance, Tenant may, at its option, either (1) make the requisite payments for Landlord's insurance and have its rent abated by said amount, or (2) obtain its own insurance, for which Landlord will be liable to Tenant for Landlord's Proportionate Share of the costs thereof.

          (b) Tenant will carry at Tenant's own expense insurance coverage on all equipment, fixtures and appliances. Landlord acknowledges that consistent with the practices of Tenant's ultimate parent entity, certain perils that are insured by many businesses are self-insured by Tenant up to the parent entity's prescribed excess insurance attachment point.


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          (c) Landlord and Tenant waive all rights to recover against each other or against any other Tenant or occupant of the Buildings, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other Tenant or occupant of the Buildings, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Paragraph or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Buildings or the Premises or the contents of either of them to the extent such waivers are available.

     9. Maintenance and Repairs by Tenant. Landlord warrants as of the Effective Date that the Premises are structurally sound. Except as set forth in Paragraph 10, Tenant will, at its own expense, keep and maintain the interior of the Premises, including all systems pertaining to electrical, lighting, and HVAC; provided, however, if the HVAC system serves both Landlord and Tenant, Landlord shall be responsible for its maintenance and repair, and Tenant shall reimburse Landlord for Tenant's Proportionate Share of the costs of said repair no later than the date the cost of the maintenance and repairs is due and payable by Landlord (but in any event not earlier than fifteen days after notice from Landlord). It is the intent of the parties that Tenant will only be required to make repairs or replacements which are not structural in nature.

     10. Repairs by Landlord. Landlord agrees to maintain and keep in good repair the roof, exterior walls, structural supports (including foundations), exterior doors of any and all buildings located on the Premises, and all water or sewer pipes located underground or in the slab, sidewalks, parking lots, driveways and other vehicular access and maneuvering areas and all common or public areas in the Buildings or at the Premises. Landlord will also be responsible for any repairs or replacements which are structural in nature, which are extraordinary or capital in nature, which will increase the value of the Premises subsequent to the end of the then term, and any other repairs not expressly delegated to Tenant in this Lease. Landlord will also promptly clean up and dispose of any Hazardous Materials found on, in or under any portion of the Premises, remediate the Premises to comply with any and all environmental laws applicable thereto, and pay for all clean up and disposal costs at no cost to Tenant, unless directly caused by Tenant, its employees, agents or contractors.


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     11. Heat, Ventilation and Air-Conditioning. Landlord, at its expense, shall furnish heat, ventilation and air-conditioning to the Premises as may be reasonably required as Landlord shall determine in its reasonable judgment (except as otherwise provided in the Lease and except for any special requirements of Tenant arising from its particular use of the Premises) during Business Hours of Business Days. "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. "Business Days" shall mean all weekdays, and Saturday from 8:00 a.m. to 2:00 p.m., except days observed by the Federal or the state government as legal holidays.

     12. Access. Tenant shall have access to the Premises twenty-four hours a day, seven days a week.

     13. Destruction of or Damage to the Premises. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease will terminate as of the date of such destruction, and rental will be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any of such casualties, rental will abate in such proportion as use of the Premises has been destroyed, and Landlord will restore the Premises to substantially the same condition as before the damage as speedily as practicable, whereupon full rental will recommence; however, if the damage will be so extensive the same cannot be reasonably repaired and restored within sixty (60) days from the date of the casualty, then either Landlord or Tenant may cancel this Lease by giving written notice to the other party within thirty (30) days from, the date of such casualty. In such event, rental will be apportioned and paid up to the date of such casualty.

     14. Modifications and Alterations to the Premises. No modifications, alterations, or improvements to the Buildings or openings cut through the roof are allowed without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed.

     15. Removal of Fixtures. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any renewal or extension thereof, remove all personal property, fixtures and equipment which Tenant has placed in the Premises, provided that during such removal Tenant will make all reasonable repairs necessary to return the Premises to its original condition, reasonable wear and tear excepted.

     16. Return of the Premises. Tenant agrees to return the Premises to Landlord at the expiration or prior termination of this Lease in same condition and repair, reasonable wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.


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     17. Condemnation.

          (a) If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose herein leased, shall be condemned by any legally constituted authority for any public use or purpose or if Landlord shall sell the Premises under threat of condemnation, then in either such case the term of this Lease will end at the time when possession thereof is taken by public authorities, and rental will be accounted for as between Landlord and Tenant as of that date. Such termination, however, will be without prejudice to the rights of Landlord to recover compensation and damage caused by condemnation from the condemnor or the rights of Tenant to recover from the condemnor compensation for its costs of relocation (including for any business disadvantage or increased rent resulting from such relocation) and for the unamortized value of leasehold improvements made by Tenant. It is further understood and agreed that neither Tenant nor Landlord will have any rights in any award made to the other by any condemning authority.

          (b) If there is a partial taking of the Premises by condemnation and if it is not so extensive as to render the remaining portion (after restorations) unsuitable for the business of Tenant, then this Lease will continue in effect and Landlord, upon receipt of the award in condemnation, will expeditiously commence and complete all necessary repairs and restorations to the Premises so as to constitute the portion of the Buildings not taken a complete architectural unit and restore the Premises as nearly as practicable to its prior condition; provided, however, that such work does not exceed the scope of the original construction, and Landlord will not be under any duty to expend amounts in excess of the award received by Landlord. Rent, taxes and other charges payable by Tenant will equitably abate while Landlord's repairs and restorations are in process. If a partial taking consists only of a street widening or utility easement which, at Tenant's reasonable judgment, is determined not to materially affect Tenant's use of the Premises, this Lease will continue in full force and effect without abatement of rent, taxes or other charges.

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     18. Governmental Orders. Tenant agrees, at its own expense and solely in relation to those portions of the Premises which Tenant is required to maintain or repair under Paragraph 9, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's specific manner of use of said Premises. Notwithstanding the foregoing, the Tenant will not be liable for: (a) repairs, alterations, replacements or retrofitting required by the accessibility or path of travel requirements set forth in Title III of the Americans With Disabilities Act of 1990, 42 USC
'SS' 12101, et seq. and regulations and guidelines promulgated thereunder, as amended from time to time (collectively referred to as "ADA"); (b) repairs, alterations or replacements required to comply with federal, state or local indoor air quality laws, rules or regulations (separate and apart from any such laws, rules or regulations that are specific to Tenant's industry); or (c) repairs, alterations or replacements described in Paragraph 10. Landlord agrees to promptly comply with any other governmental or regulatory requirements if not made necessary by reason of Tenant's occupancy of the Premises or relating to those portions of the Premises which Landlord is required to maintain or repair under Paragraph 10.

     19. Assignment. Tenant may assign this Lease or sublet all or part of the Premises to (a) any Affiliate of Tenant, and (b) any entity that is not an Affiliate of Tenant that succeeds to the entire business of Tenant through purchase, merger, consolidation or reorganization. Any other subletting of all or any portion of the Premises or assignment in whole or in part of this Lease shall be prohibited without the prior written consent of Landlord, which shall not be withheld or delayed unreasonably. Subtenants or assignees will become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability.

     20. Mortgagee's Rights. Tenant's rights will be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Landlord, and Tenant agrees, at Landlord's cost, to execute and deliver such documentation as may be reasonably required by any such mortgagee to effect any subordination. Provided, however, as a condition to such subordination, Landlord must secure from each mortgagee a nondisturbance agreement acceptable to Tenant providing that in the event of a foreclosure the mortgagee will recognize the validity of this Lease and, provided that Tenant is not in default, will not disturb Tenant's possession or its rights under this Lease. Landlord and Tenant specifically approve the form of Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit "C".


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     21. Use of the Premises. The Tenant may use the Premises for the
manufacturing and sale of digital printers and ink or the manufacture and sale of other related products, warehousing, training, storage, demonstration and related office purposes, and for engaging in the digital printer and ink and related products businesses. The Premises will not be used for any illegal purposes, nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance, based on the above purposes for which the Premises are leased.

     22. Signs. Tenant will have the right to erect at Tenant's sole expense signage at the entrance to and upon the Premises, including but not limited to a customary trade sign identifying the business of Tenant. The erection of signage by Tenant will be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record. On or before termination of this Lease, Tenant will remove the signage thus erected, and will repair any damage or disfigurement, caused by such removal. All signage proposed by Tenant shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     Tenant shall have the exclusive right to use the two (2) faces of the billboard sign currently located on the real property described in Exhibit "A" at no additional rental cost to Tenant: provided that, (i) Tenant may use the sign only for promotion of Tenant's business; (ii) Tenant shall not assign or sublet its right to use the sign; and (iii) Tenant, at Tenant's cost and expense shall: (A) provide for all required permitting of the sign, (B) maintain and repair the sign, including its supporting structure, (C) provide for all sign faces for the sign, (D) maintain the area under and immediately surrounding the sign, and (E) if the sign is illuminated, pay the cost of electricity for illuminating the sign.

     28. Right of First Refusal. Provided Tenant is not in default of this Lease, if during the term of this Lease the portion of the Buildings not included in the Premises (the "Additional Premises") becomes available, Tenant shall have a right of first refusal to lease the Additional Premises on terms as mutually agreed between Landlord and Tenant. Landlord shall notify Tenant in writing as soon as Landlord knows the Additional Premises, or any portion thereof, is or will become available. Landlord and Tenant shall then negotiate in good faith the terms of a lease for the Additional Premises or the available portion thereof. If Landlord and Tenant are unable to reach agreement on the terms of a lease within 30 days of Landlord's notice to Tenant, Tenant's right as to the Additional Premises, or the available portion thereof, shall terminate and be of no further force or effect; provided that, if Landlord's notice is for less than the entire Additional Premises, Tenant's option as to any remaining portion of the Additional Premises shall continue in accordance with this Section 23. If Tenant leases the entire Additional Premises as provided in this Section 23, Tenant may terminate this Lease as to the portion of the Premises indicated on Exhibit "B-2" of this Lease.


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     24. Entry for Carding, etc. Landlord may card the Premises "For Rent" no more than 90 days from the end of the term of this Lease. Landlord may enter the Premises at reasonable hours during the term of this Lease to exhibit the same to prospective purchasers and to make repairs required of Landlord under the terms hereof, such entry to be made without unnecessary disturbance to Tenant. Landlord may card the real property described on Exhibit "A" "For Sale" or any portion of the real property other than the Premises "For Rent" at any time.

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     25.  Indemnity.

          (a) Landlord agrees to indemnify and save harmless Tenant and its parents, subsidiaries, Affiliates, directors, officers, employees, agents, servants, attorneys and representatives from any and all claims, causes of action, damages, fines, judgments, penalties, costs (including environmental clean-up costs and response costs), liabilities, expenses or losses (including without limitation, reasonable attorneys' fees and expenses of litigation) arising during or after the Lease term: (1) as a result of any violation by Landlord or prior owners or occupants of the Premises of any applicable federal, state or local environmental laws or regulations, as now or hereinafter in effect, regulating, relating to or imposing liability or imposing standards of conduct concerning any Hazardous Materials; or (2) as a result of the presence, disturbance, discharge, release, removal or cleanup of Hazardous Materials or as a result of environmental contamination or other similar conditions which existed prior to commencement of the Lease term; or (3) as a result of any violation of the accessibility or path of travel requirements imposed by ADA; or
(4) as a result of any of Landlord's representations and warranties being untrue. These indemnities will survive the expiration, cancellation or termination of the Lease. Notwithstanding the foregoing, Landlord's indemnities shall not apply or extend to claims arising from or caused by Tenant.

          (b) Tenant agrees to indemnify and save harmless Landlord and its parents, subsidiaries. Affiliates, directors, officers, employees, agents, servants, attorneys and representatives from any and all claims, causes of action, damages, fines, judgments, penalties, costs (including environmental clean-up costs and response costs), liabilities, expenses or losses (including without limitation, reasonable attorneys' fees and expenses of litigation) arising during or after the Lease term: (1) as a result of any violation by Tenant of any applicable federal, state or local environmental laws or regulations, as now or hereinafter in effect, regulating, relating to or imposing liability or imposing standards of conduct concerning any Hazardous Materials; or (2) as a result of the presence, disturbance, discharge, release, removal or cleanup of Hazardous Materials or as a result of environmental contamination or other similar conditions which existed after commencement of the Lease term and which was caused by or brought onto the Premises by Tenant or Tenant's agents, contractors, employees, licensees and invitees; or (3) as a result of any violation by Tenant of the accessibility or path of travel requirements imposed by ADA; or (4) as a result of any of Tenant's representations and warranties being untrue. These indemnities will survive the expiration, cancellation or termination of the Lease; provided, however, that Tenant will not be liable for the acts of Landlord or of any other tenants of said property.


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     26.  Default of Tenant.

          (a) It shall be a default by Tenant if: (1) the rent herein required is not paid at the time and place when and where due and Tenant fails to pay said rent within ten (10) days after written demand from Landlord; or (2) Tenant fails to comply with any material term, provision, condition, or covenant of this Lease, other than the payment of rent, and will not cure such failure within thirty (30) days after notice to Tenant of such failure to comply or such additional time period as may reasonably be necessary to effect a cure of the default provided that Tenant commences and diligently pursues a cure of the default; or (3) Tenant causes any lien to be placed against the Premises and does not cure the same within thirty (30) days after notice from Landlord to Tenant demanding cure.

          (b) Upon any default by Tenant referenced in Subparagraph (a) above, Landlord may, in addition to, and not in limitation of any other remedy permitted by law or by this Lease:

               (1) terminate this Lease, in which case Tenant shall (A) immediately surrender the Premises to Landlord, and (B) indemnify Landlord for all loss and damage that Landlord may suffer by reason of such termination, whether through inability to relet the Premises, or through decrease in rent, or otherwise; or

               (2) acting as Tenant's agent, without terminating this Lease, may terminate Tenant's right of possession, and, at Landlord's option, enter upon and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, in which case Tenant will be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting.

Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law. In any case, Landlord will use reasonable efforts to mitigate Tenant's damages. Any notice in this provision may be given by Landlord or its attorney. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, will affect Landlord's right to collect rent for the period prior to the termination thereof.


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     27. Default of Landlord. It shall be a default by Landlord if Landlord fails to comply with any material term, provision, condition or covenant of this Lease and will not cure such failure within thirty (30) days after notice to Landlord of such failure to comply or such additional time period as may reasonably be necessary to effect a cure of the default provided that Landlord commence and diligently pursues a cure of the default. Upon any default by Landlord, Tenant may, at its option, elect to: (a) terminate this Lease upon thirty (30) days written notice to Landlord; (b) bring an action to require specific performance of Landlord's obligations; (c) provide Landlord with an additional period of time within which to effect that cure; (d) commence such cure itself, and Tenant may either, at its option, offset any expenses it incurs in effecting such cure against the rent and other charges due and payable by Tenant hereunder, or require that Landlord immediately reimburse Tenant for its expenses; provided, however, in the event of an emergency, Tenant may immediately effect a cure of Landlord's failure should Landlord fail to act immediately to do so, without the requirement of any notice by Tenant to Landlord; and/or (e) pursue any other remedies provided herein or provided by law.

     28. Warranties of Landlord. Landlord warrants that:

          (a) Landlord owns the Premises in fee simple and has the right to enter into this Lease. The Premises are free from liens and encumbrances, except for utility easements, unviolated restrictive covenants which do not materially adversely affect Tenant's intended use of the Premises, and other title matters to which the conveyance of the Premises by Landlord to Tenant was subject, including a mortgage for which the mortgagee, Landlord and Tenant have executed a subordination, nondisturbance and attornment agreement. The Premises have legal, direct, pedestrian and vehicular access to and from and abuts one or more publicly dedicated roads;

          (b) Except for the corrective environmental work provided by the Asset Purchase Agreement between Landlord and Arlon Signtech, Ltd., to Landlord's knowledge the Premises are in compliance with all Environmental, Health and Safety Laws.

          (c) Except for the citations that Landlord has separately disclosed to Tenant, Landlord has not received a citation from any regulatory agency for noncompliance with Environmental, Health and Safety Laws. Landlord alone shall be responsible for fines, penalties, and all other damages arising out of any such citation with respect to occurrences or conditions at the Premises prior to the date hereof and for any such items in the portions of the Buildings other than the Premises or resulting from Landlord's use of such land at any time subsequent to the date hereof.

     29. Holding Over. If Tenant remains in possession of the Premises more than 30 days after notice of termination provided by Landlord or Tenant with Landlord's acquiescence, Tenant shall continue to be a month to month tenant on the terms that were in effect immediately prior to the notice of termination. If Tenant remains in possession of the Premises more than 30 days after notice of termination by Landlord or Tenant without Land1ord's acquiescence, Tenant will be a tenant-at-sufferance at 150% of the rental rate in effect immediately prior to the notice of termination. In neither case shall there be deemed to be a renewal of this Lease (other than to a month-to-month basis, as stated above) by operation of law.

     30. Notices. Any notice given pursuant to this Lease will be in writing and sent by certified mail to:

                     If to Landlord:
                     RAM Global, Ltd.
                     7887 Broadway, No. 406
                     San Antonio, Texas 78209
                     Attn: Mr. Kartar Gandy

         Copy to:    Deven N. Dixon, P.C.
                     Law Office, Trinity Plaza II
                     745 East Mulberry Street, Suite 870
                     San Antonio, TX 78212

                     If to Tenant:
                     Salsa Digital Printers, Ltd.
                     4671 Highway 90 West
                     San Antonio, Texas 78237
                     Attn: Mr. Rick Clarke

         Copy to:
                     NUR Macroprinters
                     12 Abba Hillel Silver Street
                     P.O. Box 1281
                     Lod, Israel 71111
                     Attn: Mr. Hilel Kramer

     31. Construction of Lease Terms. Irrespective of which party was responsible for the preparation and drafting of this Lease, the terms of this Lease will not be construed more strictly against such party than against any other party.

     32. Waiver of Rights. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

     33. Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties hereto will be cumulative but not restrictive to those given by law.

     34. Time of Essence. Time is of the essence of this Lease.

     35. Entire Agreement. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, will be of any force or effect.

     36. Severability and Governing Law. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those which or to which sued may be held invalid or unenforceable, will not be affected thereby, and each term, covenant or condition of this Lease will be valid and enforceable to the fullest extent permitted by law. This Lease shall be governed by and construed in accordance with the law of the state in which the Premises are located.

     37. Brokerage. Each of Landlord and Tenant warrants to the other that no commissions are payable or due to any broker or finder in connection with this Lease and each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees arising under the indemnifying party, which indemnification will expressly survive the termination of this Lease.

     38. Intentionally Omitted.

     IN WITNESS WHEREOF, the parties herein have executed this Lease as of the Effective Date.

                                              "LANDLORD"

                                              RAM Global, Ltd.
                                              a Texas limited partnership


                                              By:  Kartar Gandy
                                                  ------------------------------
                                                   Kartar Gandy
                                              Its: General Partner


                                              "TENANT"

                                              Salsa Digital Printers, Ltd.
                                              a Delaware Corporation


                                              By:  Rick Clarke
                                                  -----------------------------
                                                   Rick Clarke
                                              Its: President

                        EXHIBIT LIST FOR LEASE AGREEMENT

Exhibit "A"                Legal Description of Real Property Including the
                           Premises

Exhibits "B-1" and B-2"    Drawings of Buildings Identifying Interior Portions
                           of Premises Leased by Tenant

Exhibit "C"                Approved Form of Subordination, Nondisturbance and
                           Attornment Agreement

                                   EXHIBIT "A"

                                  Real Property

Lot 16, New City Block 8669, SIGNTECH SUBDIVISION, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9537, Page 34, Deed and Plat Records of Bexar County, Texas; together with that Non-Exclusive Ingress and Egress Easement; along a part of the easterly line granted by instrument recorded in Volume 4123, Page 522, Bexar County Real Property Records, which casement is more particularly described as follows:

A parcel of land adjacent to and East of Lot 16, NCB 8669, San Antonio, Texas, being more particularly described to wit:

   Beginning at an iron pin being the Southeast corner of Lot 16 and being the Southwest corner of this parcel;

   Thence, NE 05[d] 56' 39", a distance of 494.05 feet to the Northwest corner of this parcel;

   Thence, SE 84[d] 03' 21", a distance of 6.00 feet to the Northeast corner of this parcel;

   Thence, SW 05[d] 56' 39", a distance of 459.05 feet to the Southeast corner of this parcel;

   Thence, SE 19[d] 17' 47", a distance of 38.69 feet to the Southeast corner of this parcel;

   Thence, NW 84[d] 03' 21", a distance of 22.50 feet to the point of beginning and containing 3235.00 square feet or 0.767 acres.


                                   EXHIBIT A

                                   EXHIBIT B-1

                              [Drawing of Property]

                          SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), made effective as of the 1st day of July, 2001, between ___________________________(hereinafter called "Mortgagee"), RAM Global, LTD., a Texas limited partnership (hereinafter called "Landlord") and SALSA DIGITAL PRINTERS, LTD, a Delaware corporation (hereinafter called "Tenant").

                              W I T N E S S E T H:

     WHEREAS, Mortgagee has made or is about to make a loan to Landlord secured by a mortgage or deed of trust (hereinafter called the "Mortgage") covering a parcel of land owned by Landlord and being more particularly described in Exhibit "A" attached hereto (hereinafter called the "Mortgaged Property"); and

     WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant, or their predecessors in interest, dated effective as of July 1, 2001 (the "Lease"), Tenant leased a portion of the Mortgaged Property (said portion being hereinafter called the "Leased Premises"); and

     WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

     WHEREAS, Mortgagee is unwilling to make or continue to make the loan to the Landlord unless the Lease is subordinate to the lien of the Mortgage; and

     WHEREAS, the parties hereto desire to effect the subordination of the Lease to the lien of the Mortgage and to provide for the nondisturbance of Tenant by Mortgagee.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Approval of Lease. Mortgagee hereby consents to and approves the Lease.

     2. Subordination of Lease to Mortgage. Tenant covenants and agrees with Mortgagee that the Lease is hereby made and shall continue hereafter to be subject and subordinate to the lien of the Mortgage, (as same may be modified and extended) subject to the provisions of this Agreement.



                               EXHIBIT C

     3. Effectiveness of Lease. Tenant certifies that the Lease is presently in full force and effect, or shall be in full force and effect at the time of delivery of this Agreement.

     4. Nondisturbance by Mortgagee. Mortgagee agrees that so long as the Lease shall be in full force and effect:

          (a) Except as required by applicable law governing foreclosures and/or sales pursuant to power of sale, Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligation secured thereby.

          (b) Except as otherwise provided in Section 6 below, the possession by Tenant of the Leased Premises and Tenant's rights and privileges thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise adversely affected and Tenant's occupancy of the Leased Premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the Lease.

     5. Mortgagee's Waiver of Rights of Distraint. Mortgagee hereby acknowledges and agrees that all fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant and installed in or on the Leased Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant and may, subject to the provision of the Lease, be removed by Tenant at any time. In no event (including a default under the Lease or the Mortgage) shall Mortgagee have any liens, rights or claims in Tenant's fixtures and equipment, whether or not all or any part thereof shall be deemed fixtures, and Mortgagee expressly waives all rights of levy, distraint, or execution with respect to said fixtures and equipment arising out of the Mortgage.

     6. Rights After Foreclosure or Deed in Lieu of Foreclosure. If Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as Tenant thereunder, and the then owner of the Mortgaged Property, as Landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

          (a) Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the option periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as Landlord under the Lease; and

          (b) if Tenant is not in default under the Lease beyond any applicable cure period, such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the option periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that Mortgagee or any successor or assignee of Mortgagee shall not be:

               (1) bound by any prepayment of rent for a period of greater than thirty (30) days, as contemplated by Section 8 of this Agreement, or by any deposit, rental security, or any other sum paid to any prior landlord under the Lease including Landlord, unless received and receipted for by Mortgagee or its successor or assignee;

               (2) liable for any act or omission of any prior landlord under the Lease, including, without limitation, the Landlord, except for any continuing act or omission of which Mortgagee had notice and failed to cure; or

               (3) subject to any offsets or defenses that Tenant may have against any prior landlord under the Lease, including Landlord, except for any offsets or defenses related to any continuing act or omission of which Mortgagee had notice and failed to cure.

     7. Rentals After Notice. After notice is given to Tenant by Mortgagee that the rentals due under the Lease are to be paid to Mortgagee, Tenant shall pay to Mortgagee all rentals due to Landlord under the Lease. Landlord hereby expressly authorizes Tenant to make such payments to Mortgagee and releases and discharges Tenant of and from any liability to Landlord on account of any such payments. In no event shall Tenant be required to determine whether Mortgagee's notice was sent under proper circumstances.

     8. No Prepayments. Tenant shall not pay any installment of rent more than thirty (30) days prior to the due date.

     9. Notices. Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee, at the address of Mortgagee as hereinafter set forth or at such other address as Mortgagee may designate by written notice to Tenant, or (b) if to Tenant, at the address of Tenant as hereinafter set forth, or at such other address as Tenant may designate by written notice Mortgagee.

     10. Parties in Interest. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

     11. Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

     12. Covenant Running with the Land. This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                  MORTGAGEE

                                                  ------------------------------
                                                  a
                                                   -----------------------------


                                                  By:
                                                      --------------------------
                                                  Title:
                                                        ------------------------


                                                  LANDLORD

                                                  RAM GLOBAL, LTD.
                                                  a Texas limited partnership


                                                  By:
                                                      --------------------------
                                                         Kartar Gandy
                                                  Title: General Partner


                                                  TENANT

                                                  SALSA DIGITAL PRINTERS, LTD.
                                                  a Delaware corporation


                                                  By:
                                                      --------------------------
                                                  Title:
                                                        ------------------------

STATE OF TEXAS               'SS'
COUNTY OF BEXAR              'SS'

     Before me, the undersigned authority on this day personally appeared _____________________________, as ________________________of _________________,
known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed as the act and deed of said banking association and in the capacity herein stated.

     Witness my hand and official seal this _______ day of July, 2001.


                                                   -----------------------------
                                                   Notary Public, State of TEXAS

STATE OF                     'SS'
        ------------
COUNTY OF                    'SS'
         -----------

     Before me, the undersigned authority on this day personally appeared Kartar Gandy, as General Partner of RAM Global, Ltd., a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed as the act and deed of said limited partnership and in the capacity herein stated.

     Witness my hand and official seal this _______ day of July, 2001.


                                                   -----------------------------
                                                   Notary Public, State of
                                                                          ------

STATE OF TEXAS               'SS'
COUNTY OF BEXAR              'SS'

     Before me, the undersigned authority on this day personally appeared ____________________, the ______________________ of Salsa Digital Printers,
Ltd., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed as the act and deed of said corporation and in the capacity herein stated.

     Witness my hand and official seal this _______ day of July, 2001.


                                                   -----------------------------
                                                   Notary Public, State of TEXAS


                                      -5-